Press Contact: Allison Henk Marketing Communications Manager (765) 771-5674	Investor Relations: (765) 771-5310
FOR IMMEDIATE RELEASE
Wabash National Corporation Announces
2007 Fourth Quarter and Full Year Results
LAFAYETTE, Ind. — February 11, 2008 — Wabash National Corporation (NYSE: WNC) reported net income of $5.6 million, or $0.18 per diluted share for the fourth quarter of 2007 on net sales of $258 million. For the same quarter last year, the company reported a net loss of $5.0 million, or ($0.16) per diluted share on net sales of $354 million. For the twelve months ending December 31, 2007, net income totaled $16.3 million or $0.52 per diluted share on net sales of $1.1 billion. For the comparable period in 2006, the company reported net income of $9.4 million or $0.30 per diluted share on net sales of $1.3 billion.
Fourth quarter and full year 2007 results include the recognition of $3.3 million of foreign currency gains related to the company’s sale of its Canadian branches and a gain of $0.5 million on the early retirement of long term debt. Results for the 2006 quarter and year included a non-cash goodwill impairment charge in our retail business of $15.4 million and the reversal of a valuation allowance of deferred tax assets amounting to $4.8 million.
Fourth quarter new trailer sales totaled 10,800 units, a decrease of 11 percent from the third quarter. New trailer production for the period declined approximately 18 percent. The sequential reduction in production is consistent with the company’s focus of managing production and inventory to demand levels but is a primary cause of fourth quarter margin compression.
Dick Giromini, President and Chief Executive Officer, stated, “In terms of process yield, productivity and organizational effectiveness, Wabash National’s 2007 performance measures up favorably to any previous year in our history. While weak demand, commodity cost pressures and competitive pricing adversely impacted our margin performance, our strategic initiatives continue to gain traction and will serve to improve the company’s long-term profitability. That said, freight demand has been depressed since mid 2006 and we enter 2008 with a weak but moderating demand environment. We expect a challenging demand market during the first half of 2008, with demand increasing during the second half of the year.”

“While quote activity remains strong, order placement remains slow as customers are taking a wait and see approach,” continued Giromini. “Our backlog of orders at December 31, 2007 was approximately $336 million. We continue to have great success in diversifying our customer base adding 40 new mid-market carriers in 2007.”
Wabash National Corporation will conduct a conference call to review and discuss its fourth quarter results on Monday, February 11, 2008, at 10:00 a.m. EST. The phone number to access the conference call is 877-407-8035. The call can also be accessed live on the company’s website at www.wabashnational.com. For those unable to participate in the live webcast, the call will be archived at www.wabashnational.com within three hours of the conclusion of the live call and will remain available through May 5, 2008.
Headquartered in Lafayette, Ind., Wabash National® Corporation (NYSE: WNC) is one of the leading manufacturers of semi trailers in North America. Established in 1985, the company specializes in the design and production of dry freight vans, refrigerated vans, flatbed trailers, drop deck trailers, and intermodal equipment. Its innovative core products are sold under the DuraPlate®, ArcticLite®, and Eagle® brand names. The company operates two wholly owned subsidiaries: Transcraft Corporation, a manufacturer of flatbed and drop deck trailers; and Wabash National Trailer Centers, a retail distributor of new and used trailers and aftermarket parts throughout the U.S.
This press release contains certain forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are, however, subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include increased competition, reliance on certain customers and corporate partnerships, shortages and costs of raw materials, continued improvements in our manufacturing capacity and cost containment, and dependence on industry trends. Readers should review and consider the various disclosures made by the Company in this press release and in its reports to its stockholders and periodic reports on Forms 10-K and 10-Q.
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WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2007	2006	2007	2006
NET SALES	$257,824	$354,199	$1,102,544	$1,312,180
COST OF SALES	238,713	325,882	1,010,823	1,207,687

Gross profit	19,111	28,317	91,721	104,493
GENERAL AND ADMINISTRATIVE EXPENSES	11,180	14,159	49,512	51,157
SELLING EXPENSES	3,714	4,624	15,743	15,070
IMPAIRMENT OF GOODWILL	—	15,373	—	15,373

Income (loss) from operations	4,217	(5,839)	26,466	22,893
OTHER INCOME (EXPENSE):
Interest expense	(1,345)	(1,758)	(5,755)	(6,921)
Foreign exchange, net	3,357	(49)	3,818	(77)
Gain on debt extinguishment	546	—	546	—
Other, net	205	530	(387)	407

Income (loss) before income taxes	6,980	(7,116)	24,688	16,302
INCOME TAX EXPENSE (BENEFIT)	1,344	(2,163)	8,403	6,882

NET INCOME (LOSS)	$5,636	$(4,953)	$16,285	$9,420

COMMON STOCK DIVIDENDS DECLARED	$0.045	$0.045	$0.180	$0.180

BASIC NET INCOME (LOSS) PER SHARE	$0.19	$(0.16)	$0.54	$0.30

DILUTED NET INCOME (LOSS) PER SHARE	$0.18	$(0.16)	$0.52	$0.30

COMPREHENSIVE INCOME (LOSS)
Net income (loss)	$5,636	$(4,953)	$16,285	$9,420
Reclassification adjustment for foreign exchange gains included in net income	(3,322)	—	(3,322)	—
Foreign currency translation adjustment	8	(226)	347	617

NET COMPREHENSIVE INCOME (LOSS)	$2,322	$(5,179)	$13,310	$10,037

		Retail and		Consolidated
	Manufacturing	Distribution	Eliminations	Totals

Three months ended
2007

Net sales	$237,758	$32,921	$(12,855)	$257,824
Income (loss) from operations	$6,356	$(2,219)	$80	$4,217
2006

Net sales	$327,324	$46,651	$(19,776)	$354,199
Income (loss) from operations	$9,691	$(15,579)	$49	$(5,839)
Twelve months ended
2007

Net sales	$1,014,969	$150,490	$(62,915)	$1,102,544
Income (loss) from operations	$30,568	$(3,556)	$(546)	$26,466
2006

Net sales	$1,197,683	$191,463	$(76,966)	$1,312,180
Income (loss) from operations	$36,782	$(13,487)	$(402)	$22,893

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Basic net income (loss) per share:
Net income (loss) applicable to common stockholders	$5,636	$(4,953)	$16,285	$9,420

Weighted average common shares outstanding	29,843	30,968	30,060	31,102

Basic net income (loss) per share	$0.19	$(0.16)	$0.54	$0.30

Diluted net income per share:
Net income applicable to common stockholders	$5,636		$16,285	$9,420
After-tax equivalent of interest on convertible notes	683		2,905	—

Diluted net income applicable to common stockholders	$6,319		$19,190	$9,420

Weighted average common shares outstanding	29,843		30,060	31,102
Dilutive stock options/shares	63		207	189
Convertible notes equivalent shares	6,173		6,549	—

Diluted weighted average common shares outstanding	36,079		36,816	31,291

Diluted net income (loss) per share	$0.18	$(0.16)	$0.52	$0.30

Average diluted shares outstanding in 2006 excludes the antidilutive effects of the Company’s Senior Convertible Notes.

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	December 31,	December 31,
	2007	2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$41,224	$29,885
Accounts receivable, net	68,752	110,462
Inventories	113,125	133,133
Deferred income taxes	14,514	26,650
Prepaid expenses and other	4,046	4,088

Total current assets	241,661	304,218
PROPERTY, PLANT AND EQUIPMENT, net	122,063	129,325
DEFERRED INCOME TAXES	2,772	—
GOODWILL	66,317	66,692
INTANGIBLE ASSETS	32,498	35,998
OTHER ASSETS	18,271	20,250

	$483,582	$556,483

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$40,787	$90,632
Other accrued liabilities	54,258	58,706

Total current liabilities	95,045	149,338
LONG-TERM DEBT	104,500	125,000
DEFERRED INCOME TAXES	—	1,556
OTHER NONCURRENT LIABILITIES AND CONTINGENCIES	4,108	2,634
STOCKHOLDERS’ EQUITY	279,929	277,955

	$483,582	$556,483

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Years Ended December 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$16,285	$9,420
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,467	20,598
Net loss (gain) on the sale of assets	116	(796)
Foreign exchange gain on disposition of Canadian subsidiary	(3,322)	—
Gain on debt extinguishment	(546)	—
Deferred income taxes	8,182	7,744
Excess tax benefits from stock-based compensation	(33)	(352)
Stock-based compensation	4,358	3,978
Impairment of goodwill	—	15,373
Changes in operating assets and liabilities:
Accounts receivable	41,710	26,141
Finance contracts	7	1,497
Inventories	19,958	(20,332)
Prepaid expenses and other	6	1,716
Accounts payable and accrued liabilities	(48,487)	(15,649)
Other, net	1,625	2,431

Net cash provided by operating activities	$59,326	$51,769
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(6,714)	(12,931)
Acquisition, net of cash acquired	(4,500)	(69,307)
Proceeds from the sale of property, plant and equipment	147	7,121

Net cash used in investing activities	$(11,067)	$(75,117)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	74	762
Excess tax benefits from stock-based compensation	33	352
Borrowings under revolving credit facilities	103,721	243,313
Payments under revolving credit facilities	(103,721)	(243,313)
Payments under long-term debt obligations	(19,852)	(500)
Repurchase of common stock	(11,668)	(9,164)
Common stock dividends paid	(5,507)	(5,654)

Net cash used in financing activities	$(36,920)	$(14,204)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$11,339	$(37,552)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	29,885	67,437

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$41,224	$29,885